Industry Canada                              FORM 4
                                         ARTICLES OF AMENDMENT
  Canada Business                        (SECTIONS 27 OR 177)
  Corporation Act

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1--Name of Corporation                              | 2--Corporation No.

  Moving Bytes Inc.                                 377885-1

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3--The articles of the above-named corporation are amended as follows:

     1. To change the name of the Corporation to "China International Enterprises Inc."; and

     2.  To effect:

          a. a consolidation (the "Consolidation") of the issued and outstanding common shares of the Corporation (the "shares") on the basis of one post-Consolidation common share of the Corporation (a "New Common Share") for each 32 shares; and

          b. that in lieu of issuing fractional New Common Shares, the Corporation shall Issue script certificates in bearer form that entitle the holder to receive a certificate for a full share by exchanging scrip certificates in bearer form that entitle the holder to receive a certificate for a full share by exchanging scrip certificates aggregating a full share. In the event a scrip certificate is not tendered for exchange at or prior to March 7, 2007, such scrip certificates will be void. The scrip certificates will not confer upon any holder or bearer a right to vote or receive dividends, to participate in any of the assets of the Corporation upon liquidation, or any other rights as a shareholder of the Corporation.











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Signature            | Printed Name          | 4--Capacity of      | 5--Tel. No.

/s/ John C. Leo        John C. Leo              Director

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IC 3069 (2003/06)

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FOR DEPARTMENT USE ONLY



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                                                                          Canada